Exhibit 2.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:25 PM 01/18/2023
Filed 01:25 PM 01/18/2023
SR 20230175899 - FileNumber 7246631

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Landa Financing LLC                  ______________________________________________.

2. The Registered Office of the limited liability company in the State of Delaware is located at 108 W. 13th Street,Suite 100                                                                  (street), in the City of Wilmington                         , zip codel 9801                   ..The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Vcorp Services, LLC

                                                                                                                                                                      .

By:	/s/ Yishai Cohen
Authorized Person

Name:	Yishai Cohen
Print or Type

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “LANDA FINANCING LLC”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JANUARY, A.D. 2023, AT 1:25 O’CLOCK P. M.

7246631 8100 SR# 20230175899	Authentication: 202562520 Date: 0L-24-23

You may verify this certificate online at corp.delaware.gov/authver.shtml